Exhibit 10


                                AMENDMENT NO. 10

         THIS AMENDMENT NO. 10 (the "Amendment") dated as of May 31, 2000, to the Credit Agreement referenced below, is by and among MACSAVER FINANCIAL SERVICES, INC., a Delaware corporation, (the "Borrower"), HEILIG-MEYERS COMPANY, a Virginia corporation (the "Company"), the Lenders identified therein, WACHOVIA BANK, N.A. (formerly, Wachovia Bank of Georgia, N.A.), as Administrative Agent, BANK OF AMERICA, N.A. (formerly NationsBank, N.A.), as Documentation Agent, and CRESTAR BANK and FIRST UNION NATIONAL BANK (formerly, First Union National Bank of Virginia), as Co-Agents. Terms used but not otherwise defined shall have the meanings provided in the Credit Agreement.

                               W I T N E S S E T H

         WHEREAS, the Lenders established a $400 million credit facility for the benefit of the Borrower pursuant to the terms of that Credit Agreement dated as of July 18, 1995 (as amended and modified, the "Credit Agreement") among the Borrower, the Company, the Lenders identified therein and Wachovia Bank of Georgia, N.A., as Administrative Agent;

         WHEREAS,   the  commitments  under  the  Credit  Agreement  have  been permanently reduced to $140 million;

         WHEREAS, the Borrower has requested certain modifications to the Credit Agreement;

         WHEREAS, the requested modifications require the consent of the Required Lenders; and

         WHEREAS,   the  Required  Lenders  have  consented  to  the  requested modifications on the terms and conditions set forth herein;

         NOW, THEREFORE, IN CONSIDERATION of the premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

          1. The Credit Agreement is amended and modified in the following respects:

               1.1 The following definitions are amended or added in Section 1.1 to read as follows:

                  "Consolidated Funded Debt" means Funded Debt of the Company and its Subsidiaries on a consolidated basis determined in accordance with GAAP, but excluding for purposes hereof (i) amounts advanced hereunder in respect of the Spread Account under Section 6.11(ii) and
         (ii) any Funded Debt outstanding under the FUNB Lease Financing (as defined in the Sharing Agreement) or the Wachovia Lease Financing (as defined in the Sharing Agreement) to the extent that amounts have been applied to purchase a participation interest in such Funded Debt, have been deposited in escrow pending application to repay such Funded Debt or have otherwise been applied in respect of such Funded Debt in accordance with the related Senior Secured Financing Documents (as defined in the Sharing Agreement).

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                  "Consolidated   EBITDA"   means,   for  the  Company  and  its
         Subsidiaries for any period, the sum of (i) Consolidated EBIT plus (ii) to the extent deducted in determining net income, depreciation, amortization and non-recurring non-cash charges and expenses associated with a sale of assets (subject to the limitations on such exclusion for certain losses as provided in the definition of Consolidated Net Income) or refinancing of Indebtedness or leases permitted hereunder, in each case on a consolidated basis determined in accordance with GAAP, provided that (A) in the case of the sale or disposition for value of all or any portion of Berrios, Mattress Discounters, Rhodes or any other operating subsidiary, division or assets (other than assets sold in a Permitted Receivables Financing), Consolidated EBITDA and its components shall be adjusted to exclude for the applicable period income statement items directly attributable to the assets, property and/or operations which were the subject of such sale or disposition and (B) for purposes of determining compliance with the Consolidated Leverage Ratio covenant in Section 7.9(b), Consolidated EBITDA and its components shall be calculated as if the Homemakers Stores had been sold during the fiscal quarter ending May 31, 2000 (so long as the Homemakers Stores shall have been sold or shall be under contract for sale by August 31, 2000).

                  "Homemakers Stores" means the Homemakers retail store and corporate offices located at 1013 Butterfield Road, Downers Grove, Illinois, 60515 (HM LOC #5710 and #1154), the Homemakers retail stores located at 66 Orland Square Drive, Orland Park, Illinois, 60462 (HM LOC #5610) and 1733 East Woodfield Road, Schaumburg, Illinois, 60173 (HM LOC #5510) and the Homemakers distribution center located at 195 East Elk Trail, Carol Stream, Illinois, 60188 (HM LOC #1201).

               1.2  In  Section   1.1  with   respect  to  the   definition   of
          "Consolidated Net Income", clause (iv) is deleted in its entirety and a new clause (iv) is added to read as follows:

                  (iv) for purposes of determining compliance with the Consolidated Net Worth covenant in Section 7.9(a), the Consolidated Leverage Ratio covenant in Section 7.9(b) and the Consolidated Adjusted Fixed Charge Coverage Ratio covenant in Section 7.9(c), there shall be excluded (A) special non-cash charges of up to $28.5 million (excluding, for purposes hereof, in any event, the portion of such charges relating to Berrios, subject to satisfactory documentation) in connection with implementation of the requirements of Securities and Exchange Commission Staff Accounting Bulletin 101 regarding recognition of revenue in certain retail transactions, (B) special cash restructuring and severance charges of up to $2 million in the aggregate taken in the first (ending May 31, 2000) and second (ending August 31, 2000) fiscal quarters of 2000 and (C) special non-cash charges of up to $8 million in the aggregate taken in the first (ending May 31, 2000) and second (ending August 31, 2000) fiscal quarters of 2000 in connection with the sale of the Homemakers Stores.

               1.3  Section 1.3 is amended in its entirety to read as follows:

               1.3 Accounting Terms and Determinations. Unless otherwise specified herein, all terms of an accounting character used herein shall be interpreted, all accounting determinations hereunder shall be made and all financial statements required to be delivered hereunder shall be prepared in accordance with GAAP, applied on a basis consistent (except for changes concurred in by the Company's independent public accountants or otherwise required by a change in
          GAAP) with the most recent audited consolidated financial statements of the Company and its consolidated Subsidiaries delivered to the Lenders, provided that (i) for purposes of determining compliance with the Consolidated Leverage Ratio covenant in Section 7.9(b) and the Consolidated Adjusted Fixed Charge Coverage Ratio covenant in Section 7.9(c), Consolidated Net Income, Consolidated EBIT, Consolidated EBITDA and Consolidated EBITR shall be calculated without giving effect to the implementation of Securities and Exchange Commission Staff Accounting Bulletin 101 regarding recognition of revenue in certain retail transactions and (ii) with respect to any change concurred in by the Company's independent public accountants or required by GAAP, in determining compliance with any of the provisions of this Credit Agreement or any of the other Credit Documents, if (A) the Company shall have objected to determining such compliance on such basis at the time of delivery of such financial statements or (B) the Required Lenders shall so object in writing within 30 days after the delivery of such financial statements, then such calculations shall be made on a basis consistent with that used in the preparation of the latest financial statements as to which such objection shall not have been made.

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               1.4 In  Section  7.1,  a new  subsection  (c) is added to read as follows:

                  (c) Internal Financial Statements. As soon as available and in any event within 60 days after the end of each fiscal quarter of the Company, a consolidated income statement of the Company and its consolidated Subsidiaries for such quarterly period and for the portion of the fiscal year ending with such period, in each case setting forth in comparative form consolidated figures for the corresponding period or periods of the preceding fiscal year (subject to normal recurring year-end audit adjustments), all in reasonable form and detail acceptable to the Administrative Agent and the Required Lenders, all such financial statements to be prepared in accordance with GAAP (but without giving effect to the implementation of Securities and Exchange Commission Staff Accounting Bulletin 101 regarding recognition of revenue in certain retail transactions) applied consistently throughout the periods reflected therein.

         2. The Company and the Borrower hereby affirm that the representations and warranties set out in Section 6 of the Credit Agreement are true and correct in all material respects as of the date hereof (except those which expressly relate to an earlier period or date).

         3. This Amendment shall be effective as of May 31, 2000 upon (i) receipt by the Administrative Agent of the consent of the Required Lenders to this Amendment and (ii) execution of this Amendment by the Borrower, the Company and the Administrative Agent.

         4. Except as modified hereby, all of the terms and provisions of the Credit Agreement (including Schedules and Exhibits) shall remain in full force and effect.

         5. The Borrower agrees to pay all reasonable costs and expenses of the Administrative Agent in connection with the preparation, execution and delivery of this Amendment, including without limitation the reasonable fees and expenses of Moore & Van Allen, PLLC.

         6. This Amendment may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed an original, and it shall not be necessary in making proof of this Amendment to produce or account for more than one such counterpart.

         7. This Amendment shall be deemed to be a contract made under, and for all purposes shall be construed in accordance with, the laws of the State of North Carolina.

                  [Remainder of Page Intentionally Left Blank]


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         IN WITNESS WHEREOF, each of the parties hereto has caused a counterpart of this Amendment to be duly executed and delivered as of the date and year first above written.


BORROWER:                                   MACSAVER FINANCIAL SERVICES, INC.,
                                            a Delaware corporation

                                            By:    /s/Dossi V. Bhavnagri
                                                   -----------------------------
                                            Name:  Dossi V. Bhavnagri
                                            Title: Vice-President

COMPANY:                                    HEILIG-MEYERS COMPANY,
                                            a Virginia corporation

                                            By:    /s/Paige H. Wilson
                                                   -----------------------------
                                            Name:  Paige H. Wilson
                                            Title: Senior Vice-President
                                                   Treasurer and Secretary

                                            ADMINISTRATIVE AGENT: WACHOVIA BANK,
                                            N.A., as Administrative Agent for
                                            and on behalf of the Lenders

                                            By:    signature illegible
                                            Name:
                                            Title:


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



                           CONSENT TO AMENDMENT NO. 10


Wachovia Bank, N.A., as Administrative Agent
191 Peachtree Street, N.E.
29th Floor, MC-3490
Atlanta, Georgia 30303
Attn: Syndication Services

         Re: Credit Agreement dated as of July 18, 1995 (as amended and modified, the "Credit Agreement") among MacSaver Financial Services, Inc., Heilig-Meyers Company, Inc., the Lenders identified therein and Wachovia Bank of Georgia, N.A. (now known as Wachovia Bank, N.A.), as Administrative Agent. Terms used but not otherwise defined shall have the meanings provided in the Credit Agreement.

                  Amendment   No.  10  dated  May  31,   2000  (the   "Subject
                  Amendment") relating to the Credit Agreement

Ladies and Gentlemen:

         This should serve to confirm our receipt of, and consent to, the Subject Amendment. We hereby authorize and direct you, as Administrative Agent for the Lenders, to enter into the Subject Amendment on our behalf in accordance with the terms of the Credit Agreement upon your receipt of such consent and direction from the Required Lenders, and agree that the Borrower and the Company may rely on such authorization.

                                                   Sincerely,



                                                   -----------------------------
                                                           [Name of Lender]

                                                   By:
                                                      --------------------------
                                                   Name:






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